UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2021 (July 1, 2021)

ARCA biopharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10170 Church Ranch Way, Suite 100, Westminster, CO		80021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 940-2200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ABIO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 7, 2021, ARCA biopharma, Inc. (“ARCA”) announced it had entered into a patent assignment agreement (the “Agreement”) with the University Medical Center of Johannes Gutenberg University Mainz, Germany.

Under the terms of the Agreement, ARCA received exclusive world-wide patent rights relating to the use of rNAPc2 as a potential treatment for COVID-19, and other indications, based on the research and discoveries from Univ.-Prof. Dr. Wolfram Ruf, the Scientific Director and Alexander von Humboldt Professor at the Center for Thrombosis and Hemostasis (CTH) of the University Medical Center Mainz, and his collaborators.  ARCA has potential upfront and milestone obligations to the University Medical Center Mainz that could total approximately €1.6 million and royalty obligations in the low single digit range, if rNAPc2 receives regulatory approval and is commercialized. The term of the Agreement extends to the date of expiration of the last to expire of any of the assigned patents.

The Agreement will be filed as an exhibit to ARCA’s June 30, 2021 Quarterly Report on Form 10-Q.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release titled “ARCA biopharma Announces rNAPc2 COVID-19 Patent Assignment Agreement” dated July 7, 2021.
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2021

ARCA biopharma, Inc.
(Registrant)

	By:	/s/ C. Jeffrey Dekker
		Name:	C. Jeffrey Dekker
		Title:	Chief Financial Officer